Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Announces Pricing of Secondary Offering of Common Stock and Share Repurchase

OMAHA, NE, March 12, 2015 – West Corporation (Nasdaq:WSTC) today announced the pricing of an underwritten public offering of 11,000,000 shares of common stock by certain of its existing stockholders at a public offering price of $30.75 per share. The underwriters of the offering have a 30-day option to purchase up to an additional 1,650,000 shares of common stock from the selling stockholders at the public offering price, less underwriting discounts and commissions. Subject to customary conditions, the offering is expected to close on March 18, 2015.

All of the shares of common stock in the offering will be sold by investors related to Thomas H. Lee Partners, L.P. and Quadrangle Group LLC. Neither the Company nor the Company’s management is selling any shares of common stock in the offering, and the Company will not receive any proceeds from the offering by the selling stockholders.

In addition, as previously announced, the Company has entered into an agreement with the selling stockholders to repurchase 1,000,000 shares of common stock from the selling stockholders in a private transaction, concurrently with the closing of the offering. The shares will be repurchased at a price of $29.60 per share, for an aggregate purchase price of $29,600,000. The closing of the share repurchase is contingent on, and expected to occur simultaneously with, the closing of the offering, subject to the satisfaction of other customary conditions. The closing of the offering is not contingent on the closing of the share repurchase.

The lead joint book-running managers of the offering are Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, along with book-running managers BofA Merrill Lynch, Barclays Capital Inc., Citigroup, Deutsche Bank Securities Inc. and Wells Fargo Securities.

A shelf registration statement (including prospectus) relating to these securities was filed and became effective with the Securities and Exchange Commission (the “SEC”) on March 9, 2015. Information about the offering is available in the prospectus supplement to be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting:

Goldman, Sachs & Co.	Morgan Stanley & Co. LLC
Prospectus Department	Prospectus Department
200 West Street	180 Varick Street, 2nd Floor
New York, NY 10282	New York, NY 10014
telephone: 866-471-2526	telephone: 866-718-1649
facsimile: 212-902-9316
email: prospectus-ny@ny.email.gs.com	email: prospectus@morganstanley.com

The offering of these securities is being made solely by means of a prospectus supplement and the accompanying prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About West Corporation

West Corporation (Nasdaq:WSTC) provides communication and network infrastructure solutions that include unified communication services, safety services, interactive services such as automated notifications, telecom services and specialized agent services.

For over 25 years, West has provided voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call

1-800-841-9000.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations regarding future events and are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including those risks and uncertainties described under “Risk Factors” and elsewhere in documents filed by the Company with the United States Securities and Exchange Commission. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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